UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2014
Date of Report (Date of earliest event reported)

PASSPORT POTASH INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-54751 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

608 - 1199 West Pender Street Vancouver, BC, Canada (Address of principal executive offices)	V6E 2R1 (Zip Code)

(604) 687-0300
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 with respect to the Amended Debentures (as defined below) of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02      Unregistered Sales of Equity Securities.

On March 12, 2014, Passport Potash Inc. (the "Company") announced that the TSX Venture Exchange consented to amendments to certain previously issued convertible debentures and warrants (the "Original Debentures" and the "Original Warrants", respectively), which amendments were agreed to by and between the Company and the holders of such Original Debentures and Original Warrants. The Original Debentures and Original Warrants were issued in three tranches on February 19, 2013, March 14, 2013, and April 4, 2013 (as disclosed in the Company's Current Reports on Form 8-K as filed with the SEC on February 25, 2013, March 20, 2013, and April 5, 2013, respectively). The Original Debentures and Original Warrants, as amended, are referred to as the "Amended Debentures" and "Amended Warrants" herein.

Principal Amount of Original Debentures:	US$5,790,540
Principal Amount of Amended Debentures:	US$5,790,540 plus interest due on the Original Debentures as of February 19, 2014
Conversion Price of Original Debentures:	Convertible into common shares at US$0.19 per share (on a pre-consolidated basis)* for a one-year period
Conversion Price of Amended Debentures:	Convertible into common shares at US$0.12 per share (on a post-consolidated basis)* until maturity
Maturity Date of Original Debentures:	Each tranche had a separate maturity date that was one year from the date of issuance, as follows: i) February 19, 2014; ii) March 14, 2014; and iii) April 4, 2014
Maturity Date of Amended Debentures:	All Amended Debentures now have a single maturity date of August 19, 2016
Interest Rate of Original Debentures:	15% per annum
Interest Rate of Amended Debentures:	9.5% per annum
Original Warrant Terms:	Each warrant will have a term of one year from the date of issuance of the debentures and entitle the holder to purchase one common share at a price of US$0.19 per share (on a pre-consolidated basis)*
Amended Warrant Terms:	Each warrant will have a term of 42 months from the date of issuance and entitle the holder to purchase one common share (on a post-consolidated basis)* at a price of US$0.12 per share.

* As disclosed in Item 8.01 below, the TSX Venture Exchange approved a consolidation of the Company's common share capital on the basis of one (1) post-consolidated common share for every two (2) pre-consolidated shares, effective March 13, 2014.

The Company relied on exemptions from registration under the United States Securities Act of 1933, as amended, provided by Section 3(a)(9) thereof, with respect to the deemed issuance of the Amended Debentures and Amended Warrants in exchange for the Original Debentures and Original Warrants, respectively.

SECTION 8 - OTHER EVENTS

Item 8.01      Other Events.

On March 12, 2014, the Company issued a press release announcing that the TSX Venture Exchange approved the consolidation of the Company's common share capital on the basis of one (1) post-consolidated common share for every two (2) pre-consolidated shares, effective March 13, 2014.

A copy of the news release announcing the share consolidation, as well as the amendments to the Original Debentures and Original Warrants as described above in Item 3.02, is attached hereto as Exhibit 99.1 hereto.

SECTION 9 - OTHER EVENTS - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits
Exhibit	Description
99.1	Press Release dated March 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PASSPORT POTASH INC.
Date: March 20, 2014	/s/ John Eckersley Name: John Eckersley Title: Executive Vice-President and Director

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